Exhibit 10.1

2008 SHARE INCENTIVE PLAN

CHANGYOU.COM LIMITED

2008 SHARE INCENTIVE PLAN

1.	Purposes of this Plan

This 2008 Share Incentive Plan (this “Plan”) is intended to provide incentives: (a) to the directors, officers, employees, consultants and advisors of Changyou.com Limited, a Cayman Islands corporation (the “Company”), and any present or future parents or subsidiaries or variable interest entities (“VIEs”) of the Company by providing them with opportunities to (i) acquire Ordinary Shares of the Company pursuant to options (“Options”) granted hereunder, (ii) to receive Restricted Share Unit awards (“RSU”), and (iii) to make direct purchases of Ordinary Shares of the Company, subject to vesting (“Restricted Shares”). In addition to Options, RSUs, and Restricted Shares, other Awards involving Ordinary Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based upon or settled in, Ordinary Shares, including (without limitation) unrestricted Shares, performance units, dividend equivalents, and convertible debentures, may be granted or sold under this Plan.

2.	Definitions

“Applicable Laws” means laws of the Company’s jurisdictions of incorporation and operation and requirements relating to the granting or sale of equity incentives and the administration of equity share incentive plans under the laws of any country or other jurisdiction where Awards are issued or sold under this Plan, and under the rules of any securities exchange on which the applicable class of Ordinary Shares are listed.

“Award” means an Option, RSU, Restricted Share, or other share-based award or right granted or sold pursuant to the terms of this Plan.

“Award Agreement” means a written or electronic document or agreement setting forth the terms and conditions of a specific Award.

“Board” means the Board of Directors of the Company.

“Class A Ordinary Share” means a Class A Ordinary Share in the capital of the Company, having the rights, restrictions, privileges and preferences set forth in the Memorandum and Articles of Association of the Company.

“Class B Ordinary Share” means a Class B Ordinary Share in the capital of the Company, having the rights, restrictions, privileges and preferences set forth in the Memorandum and Articles of Association of the Company.

“Compensation Committee” means the full Board or a Compensation Committee appointed by the Board, which Compensation Committee will be constituted to comply with Applicable Laws and which will administer this Plan in accordance with Section 4 below.

“Company” means Changyou.com Limited, a company incorporated under the laws of the Cayman Islands.

“Consultant” means any person who is engaged by the Company or any Parent or Subsidiary or VIE to render consulting or advisory services to such entity, but is not an employee of the Company or any Parent or Subsidiary or VIE.

“Director” means a member of the Board.

“Disability” means any total and permanent disability which prevents a Service Provider from continuing in such capacity.

“Employee” means any person employed by the Company or any Parent or Subsidiary or VIE of the Company. A person will not cease to be an Employee solely by virtue of also being a Director of the Company. A Service Provider will not cease to be an Employee in the case of:

(i)	any leave of absence approved by the Company; or

(ii)	transfers between locations of the Company or between the Company, any Parent, any Subsidiary, any VIE, or any successor to the Company or any Parent, Subsidiary, or VIE.

“Exchange” means NASDAQ, the New York Stock Exchange or any other internationally recognized stock exchange of similar prestige and liquidity.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended and in effect on any given date.

“Fair Market Value” as of any given date means, unless otherwise defined in an Award Agreement, if the applicable class of Ordinary Shares is listed on an Exchange, the closing price for the Ordinary Shares on such exchange, or if Shares were not traded on such exchange on such given date, then on the next preceding date on which Shares were traded, all as reported in The Wall Street Journal or such other resource as the Compensation Committee deems reliable. If the applicable class of Ordinary Shares is listed on an Exchange, in the event that an Award is granted on any given date prior to the time that trading has ended on the applicable exchange on such date, Fair Market Value may be determined as of the date preceding such grant. If the applicable class of Ordinary Shares is not listed on an Exchange, Fair Market Value shall be determined by the Compensation Committee in its good faith discretion, using such methods of appraisal and valuation as it deems appropriate, including without limitation the Fair Market Value of any class of Ordinary Shares of the Company, with economic rights comparable to those of the applicable class, that is listed on an Exchange.

“Holder” means the holder of an outstanding Award granted or issued under this Plan.

“Memorandum and Articles of Association” means the Amended and Restated Memorandum and Articles of Association of the Company, as amended and effective from time to time.

“Option” means an option granted pursuant to this Plan to purchase Ordinary Shares of the Company.

“Ordinary Shares” means collectively the Class A Ordinary Shares and the Class B Ordinary Shares.

“Outside Director” means a member of the Board who is not an Employee or Consultant.

“Parent” means any entity which holds directly or indirectly more than fifty percent of the voting equity of the Company.

“Plan” means this 2008 Share Incentive Plan, as amended from time to time.

“Restricted Share” means an Ordinary Share issued subject to forfeiture or repurchase by the Company until vested.

“Restricted Share Unit” or “RSU” means a grant of a hypothetical number of Ordinary Shares, to be settled upon vesting in either Ordinary Shares or cash, as determined by the Compensation Committee.

“Service Provider” means an Employee, Director, or Consultant.

“Share” means an Ordinary Share.

“Subsidiary” means any entity in which the Company holds directly or indirectly more than fifty percent of the voting equity.

“Tax Law” means the relevant tax legislation of an applicable jurisdiction, as amended from time to time and in effect on any given date.

“Underlying Shares” means the Ordinary Shares subject to Options or issuable upon vesting and settlement of RSUs.

“U.S. Incentive Stock Options” means Options intended to qualify as incentive stock options within the meaning of Section 422 of the U.S. Internal Revenue Code.

“U.S. Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time and in effect on any given date.

“U.S. Non-Qualified Stock Option” means an Option not intended to qualify as a U.S. Incentive Stock Option.

Except where otherwise indicated by the context, the masculine gender will include the feminine gender, and the definition of any term herein in the singular also will include the plural.

3.	Shares Subject to this Plan

(a)	Number of Shares Available

Subject to the provisions of Section 3(b) and Section 10 of this Plan, the maximum number of Class A Ordinary Shares which may be subject to Awards granted and sold under this Plan is 20,000,000 shares and the maximum number of Class B Ordinary Shares which may be subject to Awards granted and sold under this Plan is 17,740,000 shares; provided however, that under no circumstances shall the maximum aggregate number of Class A Ordinary Shares and Class B Ordinary Shares which may be subject to Awards granted and sold under this Plan exceed 20,000,000 Shares. At all times during the term of this Plan and while any Awards are outstanding, the Company will retain as authorized and/or unissued Class A Ordinary Shares and/or Class B Ordinary Shares, as the case may be, at least the number of Shares from time to time required under the provisions of this Plan, or otherwise assure itself of its ability to perform its obligations hereunder; provided that at all time during the term of this Plan and while any Awards of Class B Ordinary Shares or with Class B Ordinary Shares as the Underlying Shares are outstanding, the Company shall reserve an equal number of Class A Ordinary Shares for issuance under the Plan from time to time upon the conversion of such Class B Ordinary Shares pursuant to the provisions of the Company’s Memorandum and Articles of Association. Notwithstanding anything contained herein to the contrary, no Award of Class B Ordinary Shares or with Class B Ordinary Shares as the Underlying Shares shall be sold or granted under the Plan after the Company’s completion of a firm commitment underwritten initial public offering of its shares resulting in a listing on an Exchange.

(b)	Treatment of Expired, Unvested Shares

(i)	If any unvested Class B Ordinary Share subject to an Award is repurchased by the Company pursuant to the provisions of Section 9(b) of this Plan, or if an Award with Class B Ordinary Shares as the Underlying Shares expires or terminates for any reason or becomes unexercisable without having been exercised for or settled in full in Class B Ordinary Shares, such Class B Ordinary Shares so repurchased or underlying such expired or terminated Award shall be automatically and immediately converted into an equal number of Class A Ordinary Shares reserved pursuant to Section 3(a) hereof and such Class A Ordinary Shares so converted will become available for future grant under this Plan. Class B Ordinary Shares that have actually been issued and are no longer subject to vesting under this Plan, plus an equal number of Class A Ordinary Shares reserved pursuant to Section 3(a) hereof for issuance upon the conversion of such Class B Ordinary Shares, will not be returned to this Plan and will not become available for future distribution under this Plan.

(ii)	If an Award with Class A Ordinary Shares as the Underlying Shares expires or terminates for any reason or becomes unexercisable without having been exercised or settled in full in Class A Ordinary Shares, the unpurchased Shares that were subject thereto or RSUs which have not been settled will become available for future grant or sale under this Plan. Class A Ordinary Shares that have actually been issued under this Plan, will not be returned to this Plan and will not become available for future distribution under this Plan, except that if Restricted Shares in the form of Class A Ordinary Shares are repurchased by the Company at their original purchase price and cancelled, such Shares will become available for future grant under this Plan.

4.	Administration of this Plan

(a)	Compensation Committee

This Plan will be administered by the Compensation Committee. If the Company has any class of equity security registered under Section 12 of the Exchange Act, and the Company is not a “foreign private issuer” as that term is defined in Rule 3b-4 under the Exchange Act, with the result that the Company’s executive officers and directors become subject to Section 16 of the Exchange Act, this Plan generally will be administered so as to cause transactions in securities issued or to be issued under this Plan to be afforded the exemptions from Section 16(b) of the Exchange Act provided by Rule 16b-3 under the Exchange Act or any similar successor statute or rules.

(b)	Powers of the Compensation Committee

Subject to the provisions of this Plan and, in the case of the Compensation Committee, the specific duties delegated by the Board to the Compensation Committee, and subject to the approval of any relevant authorities, the Compensation Committee will have the authority in its discretion:

(i)	to determine the Fair Market Value;

(ii)	to select the Service Providers to whom Awards may from time to time be made;

(iii)	to determine the number of Shares or RSUs to be covered by each Award granted;

(iv)	to approve forms of Award Agreement;

(v)	to determine the terms and conditions of any Award. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of restrictions, and any restriction or limitation regarding any Award or Ordinary Shares relating thereto, based in each case on such factors as the Compensation Committee may determine; provided, that in no event may any Option or comparable Award granted under this Plan be amended, other than pursuant to Section 10, to decrease the exercise price thereof or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option, unless such amendment, cancellation, or action is approved by the Company’s shareholders;

(vi)	to determine whether and under what circumstances an RSU may be settled in cash instead of Ordinary Shares;

(vii)	to prescribe and amend provisions relating to this Plan, including provisions relating to sub-plans established for the purpose of qualifying for preferred tax treatment under applicable Tax Law;

(viii)	to allow holders of Options or other Awards to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or other Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld will be determined on the date that the amount of tax to be withheld is to be determined. All elections by Holders to have Shares withheld for this purpose will be made in such form and under such conditions as the Compensation Committee may deem necessary or advisable; and

(ix)	to construe and interpret the terms of this Plan and Awards granted pursuant to this Plan.

(c)	Effect of Compensation Committee’s Decisions

All decisions, determinations and interpretations of the Compensation Committee under this Plan will be final and binding on all recipients and, if applicable, transferees of Awards under this Plan.

5.	Eligibility

(a)	Service Providers

Awards may be granted to Service Providers; provided, however, that U.S. Incentive Stock Options may be granted only to Employees of the Company, a Parent, a Subsidiary or a VIE and generally will be granted only to persons who are, or are expected to be, subject to tax on income under the U.S. Internal Revenue Code.

(b)	No Right to Continued Employment

Neither this Plan nor any Award will confer upon any recipient or other holder of an Award any right with respect to continuing such recipient’s or holder’s relationship as a Service Provider with the Company, nor will it interfere in any way with his or her right or the Company’s right to terminate such relationship at any time, with or without cause.

6.	Term of Options and RSUs

The term of each Option or RSU will be stated in the Award Agreement. Notwithstanding the foregoing, with respect to U.S. Incentive Stock Options the term will be no more than ten (10) years from the date of grant thereof and with respect to U.S. Incentive Stock Options granted to a Holder who, at the time the Option is granted, owns shares representing more than ten percent of the voting power of all classes of shares of the Company or any Parent or Subsidiary or VIE, the term of such U.S. Incentive Stock Option will be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

7.	Option Exercise Price, Restricted Share Purchase Price, and Form of Consideration

(a)	Exercise Price of Options and Purchase Price of Restricted Shares

The exercise price for Shares to be issued upon exercise of an Option and the purchase price of Restricted Shares will be such price as is determined by the Compensation Committee, provided that with respect to a U.S. Incentive Stock Option, the exercise price for Shares to be issued upon exercise of such option will not be less than the Fair Market Value on the date of grant or issue. With respect to a U.S. Incentive Stock Option granted to an person who, at the time the U.S. Incentive Stock Option is granted, owns shares representing more than ten percent of the voting power of all classes of shares of the Company or any Parent or Subsidiary, the per Share exercise price will not be less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(b)	Form of Consideration

The consideration to be paid for Shares to be issued upon exercise of an Option and for Restricted Shares, including the method of payment, will be determined by the Compensation Committee. Such consideration may consist of:

(i)	cash,

(ii)	check payable to the order of the Company,

(iii)	promissory note; provided, however, that consideration in the form of a promissory note will not be acceptable if it would constitute a personal loan to an executive officer or director of the Company prohibited by Section 402 of the U.S. Sarbanes-Oxley Act of 2002,

(iv)	other Shares which (x) have been owned by the grantee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option is exercised or the aggregate purchase price of Restricted Shares being purchased,

(v)	consideration received by the Company for the exercise of Options under a cashless exercise program implemented or approved by the Company in connection with this Plan, or

(vi)	any combination of the foregoing methods of payment.

In making its determination as to the type of consideration to accept, the Compensation Committee will consider if acceptance of such consideration may be reasonably expected to benefit the Company.

8.	Vesting of Awards

(a)	Vesting Generally

Any Options granted hereunder will become vested and exercisable, any RSUs granted hereunder will vest and be settled, and any Restricted Shares issued hereunder will vest and no longer be subject to forfeiture, according to the terms hereof at such times and under such conditions as determined by the Compensation Committee and set forth in the Award Agreement. Except in the case of Award granted to Outside Directors and Consultants, unless the Compensation Committee determines otherwise as set forth in the Award Agreement, Options will vest and become exercisable, RSUs will vest and be settled, and Restricted Shares will vest and no longer be subject to forfeiture, in four equal annual installments beginning on the first anniversary of the date of grant or issuance of the Award or of such other vesting commencement date prior to the date of grant or issuance of the Award as specified by the Compensation Committee in its sole discretion; provided, that, unless otherwise determined by the Compensation Committee and set forth in the Award Agreement, no Award will vest until the Company’s completion of a firm commitment underwritten initial public offering of its shares resulting in a listing on an Exchange and the expiration of all underwriters’ lockup periods applicable to such initial public offering. If following the completion of such initial public offering and expiration of such lockup periods, the holder of the Award continues to meet the other requirements, such as continued employment with the Company, for eligibility for vesting, prior vesting thresholds will be deemed to have been met upon such completion and expiration as if such initial public offering had occurred and such lockup periods had expired prior to the making of the Award.

(b)	Settlement of RSUs

RSUs that will be settled upon vesting, subject to the terms of the Award Agreement, either by delivery to the holder of the number of Shares that equals the number of RSUs that then become vested or by the payment to the holder of cash equal to the then Fair Market Value of that number of Shares. It is contemplated that in most cases the Award Agreement will specify that settlement will be made in Shares rather than in cash.

(c)	Exercise of Options

An Option will be deemed exercised when the Company receives:

(i)	written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and

(ii)	full payment for the Shares with respect to which the Option is exercised.

Full payment may consist of any consideration and method of payment authorized by the Compensation Committee and permitted by the Award Agreement and this Plan. Shares issued upon exercise of an Option will be issued in the name of the Holder or, if requested by the Holder, in the name of the Holder and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 10 below.

Exercise of an Option in any manner will result in a decrease in the number of Shares thereafter available, both for purposes of this Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

To the extent the aggregate Fair Market Value of Shares subject to U.S. Incentive Stock Options which become exercisable for the first time by a Holder during any calendar year (under all plans of the Company or any Parent or Subsidiary or VIE) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, will be treated as Non-Qualified Stock Options. For this purpose, U.S. Incentive Stock Options will be taken into account in the order in which they were granted, and the Fair Market Value of the Shares will be determined as of the grant date of the relevant Option.

(d)	Termination of Relationship as Service Provider of Holder of Options

If a Holder of Options ceases to be a Service Provider, such Holder may exercise his or her Options within such period of time as is specified in the Award Agreement to the extent that the Options are vested on the date of termination (but in no event later than the expiration of the term of the Options as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Options will remain exercisable for three (3) months following the Holder’s termination. If, on the date of termination, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Options will revert to this Plan. If, after termination, the Holder does not exercise his or her Options within the time specified by the Compensation Committee, the Options will terminate, and the Shares covered by such Options will revert to this Plan.

(e)	Disability of Holder of Options

If a Holder of Options ceases to be a Service Provider as a result of the Holder’s Disability, the Holder may exercise his or her Options within such period of time as is specified in the Award Agreement to the extent the Options are vested on the date of termination (but in no event later than the expiration of the term of such Options as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Options will remain exercisable for twelve (12) months following the Holder’s termination.

If the Disability is not a “disability” as such term is defined in Section 22(e)(3) of the U.S. Internal Revenue Code, in the case of U.S. Incentive Stock Options, such U.S. Incentive Stock Options will automatically convert to U.S. Non-Qualified Stock Options on the day three (3) months and one day following the date such Holder ceased to be a Service Provider as a result of the Holder’s Disability. If, on the date of termination, the Holder is not vested as to all of his Options, the Shares covered by the unvested Options will revert to this Plan. If, after termination, the Holder does not exercise his or her Options within the time specified herein, the Options will terminate, and the Shares covered by such Options will revert to this Plan.

(f)	Death of Holder of Options

If a Holder of Options dies while a Service Provider, the Options may be exercised within such period of time as is specified in the Award Agreement to the extent that the Options are vested on the date of death (but in no event later than the expiration of the term of such Options as set forth in the Award Agreement) by the Holder’s estate or by a person who acquires the right to exercise the Options by bequest or inheritance. In the absence of a specified time in the Award Agreement, the Options will remain exercisable for twelve (12) months following the Holder’s termination. If, at the time of death, the Holder is not vested as to all of his or her Options, the Shares covered by the unvested Options will immediately revert to this Plan. If the Options are not so exercised within the time specified herein, the Options will terminate, and the Shares covered by such Options will revert to this Plan.

(g)	Buyout Provisions

The Compensation Committee may at any time offer to buy out an Awards previously granted for a payment in cash or Shares, based on such terms and conditions as the Compensation Committee may establish.

9.	Awards

(a)	Rights to Receive or Purchase

Awards may be issued either alone, in addition to, or in tandem with other Awards granted under this Plan and/or cash awards made outside of this Plan. After the Compensation Committee determines that it will offer Awards under this Plan, it will advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares that such person will be entitled to receive or purchase, the price to be paid, if any, and the time within which such person must accept such offer.

(b)	Repurchase Option; Forfeiture of Non-vested Shares

Unless the Compensation Committee determines otherwise, the Award Agreement will grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Holder’s service with the Company for any reason (including death or Disability) in the event that the Holder purchased or otherwise received Shares under the Award Agreement and such Shares are non-vested. The purchase price for Shares repurchased pursuant to the Award Agreement will be the original price paid by the Holder and may be paid, at the Compensation Committee’s option, by cancellation of any indebtedness of the Holder to the Company. The repurchase option will lapse at such rate as the Compensation Committee may determine. Except with respect to Shares purchased by Outside Directors and Consultants, unless set forth expressly in the Award Agreement, the repurchase option will in no case lapse at a rate of less than twenty-five percent per year over four years from the date of receipt or purchase. Unless the Compensation Committee determines otherwise, the Award Agreement will provide for the forfeiture of the non-vested Shares underlying an Award upon the voluntary or involuntary termination of the Holder’s service with the Company for any reason (including death or Disability).

(c)	Other Provisions

The Award Agreement will contain such other terms, provisions and conditions not inconsistent with this Plan as may be determined by the Compensation Committee in its sole discretion.

(d)	Rights as a Shareholder

Once an Award is exercised, the Holder will have rights equivalent to those of a shareholder and will be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Award is exercised, except as provided in Section 10 below.

10.	Adjustments Upon Changes in Capitalization or Asset Sale

(a)	Changes in Capitalization

Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under this Plan but as to which Awards have yet been granted or which have been returned to this Plan upon cancellation or expiration of an Award, as well as the price per Share covered by each such outstanding Award, will be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company will not be deemed to have been “effected without receipt of consideration.” Such adjustment will be made by the Compensation Committee, whose determination in that respect will be final and binding. Except as expressly provided herein, no issuance by the Company of equity shares of any class, or securities convertible into equity shares of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or price of Shares subject to an Award.

(b)	Adjustments for Share Splits and Share Dividends

If the Company at any time increases or decreases the number of its outstanding Shares, or changes in any way the rights and privileges of such Shares by means of the payment of a share dividend or any other distribution upon such Shares, or through a share split, subdivision, consolidation, combination, reclassification or recapitalization involving the Shares, then in relation to the Shares that are affected by one or more of the above events, the numbers, rights and privileges of the following will be increased, decreased or changed in like manner as if such Shares had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the number of Shares as to which Awards may be made under this Plan: and (ii) the Shares included in each outstanding Award made hereunder.

(c)	Dissolution or Liquidation

In the event of the proposed dissolution or liquidation of the Company, the Compensation Committee will notify each Holder as soon as practicable prior to the effective date of such proposed transaction. The Compensation Committee in its discretion may provide for a Holder to have the right to exercise his or her Options until fifteen (15) days prior to such transaction as to all of the Underlying Shares covered thereby, including Shares as to which the Options would not otherwise be exercisable. In addition, the Compensation Committee may provide that any Company repurchase option applicable to any Shares purchased pursuant to an Award will lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(d)	Consolidation or Asset Sale

If the Company is to be consolidated with or acquired by another person or entity in a sale of all or substantially all of the Company’s assets or stock or otherwise (an “Acquisition”), the committee or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”) may in its sole discretion, take one or more of the following actions with respect to outstanding Options, Shares acquired upon exercise of any Option, outstanding RSUs, or unvested Restricted Shares: (i) make appropriate provision for the continuation of such Awards by substituting on an equitable basis for the Underlying Shares the consideration payable with respect to the outstanding Shares in connection with the Acquisition; (ii) accelerate the date of exercise of such Options, vesting and settlement of RSUs, or vesting of Restricted Shares, or of any installment of any such Options, RSUs or Restricted Shares; (iii) upon written notice to the participants, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options, including those which are not then exercisable, shall terminate; (iv) terminate all Options or RSUs in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options or RSUs (to the extent then exercisable) over the exercise price thereof (if any); or (v) in the event of a Share sale, require that the participant sell to the purchaser to whom such Shares sale is to be made, all Shares previously issued to such participant upon exercise of any Option, pursuant to any RSU, or as Restricted Shares at a price equal to the portion of the net consideration from such sale which is attributable to such Shares. Nothing contained herein will be deemed to require the Company to take, or refrain from taking, any one or more of the foregoing actions.

(e)	No Fractional Shares

If any adjustment or substitution provided for in this Section 10 results in the creation of a fractional Share under any Option, the Company will, in lieu of issuing such fractional Share, pay to the Holder a cash sum in the amount equal to the product of such fraction multiplied by the Fair Market Value of a Share on the date the fractional Share otherwise would have been issued.

(f)	Determination by the Compensation Committee

Adjustments under this Section 10 will be made by the Compensation Committee whose determinations with regard thereto will be final and binding upon all parties.

11.	Time of Granting of Award

The date of grant of an Award will be the date on which the Compensation Committee makes the determination granting such Award, or such other date as is determined by the Compensation Committee; provided that such other date will not be prior to the date of the Compensation Committee’s determination to grant such Award; provided, further, that the foregoing will not prohibit the Compensation Committee from determining, in its discretion, to specify a vesting commencement date prior to the date of the grant. Notice of the determination will be given to each Service Provider to whom an Award is so granted within a reasonable time after the date of such grant.

12.	Non-Transferability of Awards

Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than as provided in the Award Agreement, this Plan, by will or by the laws of succession and may be exercised, during the lifetime of the Holder, only by the Holder.

13.	Conditions Regarding Issuance of Shares

(a)	Legal Compliance

Shares will not be issued pursuant to the exercise of Options, the settlement of RSUs, or the purchase of Restricted Shares unless the issuance and delivery of such Shares will comply with Applicable Laws, and the issuance of Shares will be subject to confirmation from legal counsel for the Company as to such compliance.

(b)	Investment Representations

The Compensation Committee may require the person receiving Shares upon exercise of Options, settlement of RSUs, or purchase of Restricted Shares to represent and warrant, as a condition to such receipt, that the Shares are being purchased only for investment and not with a view to the distribution of such Shares.

(c)	Inability to Obtain Authority

The inability of the Company to obtain authority from any regulatory body having jurisdiction will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority has not been obtained.

(d)	Withholding

The Company’s obligations to deliver Shares upon the exercise of an Award will be subject to the Holder’s satisfaction of all applicable Tax Law, including withholding requirements, of all applicable jurisdictions.

14.	Amendment and Termination of this Plan

(a)	Amendment and Termination

The Board may at any time amend, suspend or terminate this Plan.

(b)	Shareholder Approval

The Board will obtain shareholder approval of any Plan amendment to the extent necessary or desirable to comply with Applicable Laws.

(c)	Effect of Amendment or Termination

Except as may be required by Applicable Law, no amendment, suspension or termination of this Plan will impair the rights of any Holder, unless agreed otherwise in writing between the Holder and the Compensation Committee. Termination of this Plan will not affect the Compensation Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under this Plan prior to the date of such termination.

15.	Effectiveness and Term of Plan

This Plan will become effective upon its adoption by the Board and approval by the Company’s shareholders. It will continue in effect, with regard to the making of Awards, for a term of ten (10) years unless sooner terminated under Section 14 above and with regard to the terms of an Award Agreement, for such longer term as may be required to give effect to that Award Agreement for a term of ten (10) years unless sooner terminated under Section 14 above.

•	Approved and adopted by the Board of Directors on December 31, 2008 and amended by the Board of Directors on March 16, 2009.

•	Approved and adopted by the Company’s shareholder on December 31, 2008 and amended by the Company’s shareholders on March 16, 2009.